                         EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in this Form S-8 registration statement of our report, dated September 30, 1999, on the financial statements of Ramoil Management, Ltd., and to reference to our firm under the caption "experts" in the prospectus.

Chatham, New Jersey
March 2, 2000

BRIAN DONAHUE
CERTIFIED PUBLIC ACCOUNTANT